                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 10, 2001

                                    BNS Co.
--------------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      Delaware                       1-5881                        050113140
--------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION       (COMMISSION                  (IRS EMPLOYER
    OF INCORPORATION)              FILE NUMBER)              IDENTIFICATION NO.)


        Precision Park, 200 Frenchtown Road, North Kingstown, RI 02852
--------------------------------------------------------------------------------
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)



Registrant's telephone number:  401-886-2000


                     Brown & Sharpe Manufacturing Company
--------------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS
         ------------

     On February 13, 1998, the Board of Directors of BNS Co. (formerly known as Brown & Sharpe Manufacturing Company) (the "Company") declared a dividend of one right (the "Rights") to purchase one one-hundredth (1/100th) of a share of Series B Participating Preferred Stock, par value $1.00 per share, of the Company for each outstanding share of Class A Common Stock, par value $0.01 per share, and for each outstanding share of Class B Common Stock, par value $0.01, per share of the Company. The Rights were distributed on March 9, 1998 to stockholders of record at the close of business on such date. The terms of the Rights are set forth in the Rights Agreement dated as of February 13, 1998 between the Company and BankBoston N.A., as Rights Agent.

     In connection with the one-for-five reverse stock split of the outstanding shares of the Company's Class A Common Stock and Class B Common Stock which occurred on May 10, 2001, pursuant to the terms of the Rights Agreement, the number of one one-hundredth of a share of Series B Participating Preferred Stock the holders of each Right is entitled to purchase was adjusted from one to five to give effect to such reverse stock split pursuant to the terms of the Rights Amendment. The adjustment became effective on May 10, 2001. A copy of the Notice to Stockholders dated May 21, 2001 is filed herewith and incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
           ------------------------------------------------------------------

(C)  EXHIBITS:
     --------

     1.   Notice to Stockholders, dated May 21, 2001.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BNS Co.


Date:  May 21, 2001           By: /s/ Andrew C. Genor
                                  ------------------------------
                                  Name:  Andrew C. Genor
                                  Title: Chief Financial Officer


                                 EXHIBIT INDEX


     The following designated exhibits are filed herewith:

     1.   Notice to Stockholders, dated May 21, 2001.

                                       3